UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2019

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Main Street
Suite 3000
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in the Current Report on Form 8-K filed by Sanchez Energy Corporation (the “Company”) on December 18, 2018, the Company received written notice from the New York Stock Exchange (the “NYSE”) that the Company’s common stock, par value $0.01 per share (the “Common Stock”), had an average closing price per share below $1.00 for 30 consecutive trading days and therefore did not meet the minimum average closing price per share threshold needed to maintain listing on the NYSE under Section 802.01C of the NYSE Listed Company Manual (“NYSE LCM”). In accordance with applicable NYSE procedures pertaining to non-compliance due to a low minimum average closing price, the Company notified the NYSE of its intent to pursue actions to meet the minimum average share price requirement and restore its compliance with the relevant standards required in Section 802.01C within the six-month period allowed by the NYSE.

Also as previously disclosed, on January 3, 2019, the Company received written notice from the NYSE that the Company’s total market capitalization was out of compliance with Rule 802.01B of the NYSE LCM, which requires that a company maintain an average market capitalization of at least $50 million over a period of 30 consecutive trading days, unless at the same time the company’s total stockholders’ equity is equal to or greater than $50 million. In accordance with applicable NYSE procedures pertaining to non-compliance due to low market capitalization, the Company had until February 19, 2019 to submit a plan to meet the minimum market capitalization requirement within 18 months and restore its compliance with the NYSE continued listing standards.

The Company thereafter did not submit a plan of compliance within the required timeframe to meet the minimum market capitalization requirement. On February 20, 2019, the Company received a written notice from the NYSE that, based on the foregoing, the Company’s Common Stock is now subject to delisting proceedings. Although the NYSE LCM provides the Company limited rights to seek a review of the NYSE’s determination, the Company has elected not to seek any such review or otherwise appeal the NYSE’s determination. Trading in the Company’s common stock was suspended at the market opening on February 20, 2019. At this time, the Company expects that the NYSE could file a Form 25 to delist the Common Stock as early as March 7, 2019, following the conclusion of the ten business day review and appeal period.  Under Rule 12d2-2(d)(1) under the Securities Exchange Act of 1934, as amended, an application on Form 25 to strike a class of securities from listing on a national securities exchange will be effective ten days after the filing of the related Form 25.

The Common Stock is currently eligible for quotation on the over-the-counter markets and trading in the Common Stock could commence in such markets as early as February 21, 2019, although there is no assurance as to when trading may commence or that an active market in the Common Stock will develop. Securities quoted on the over-the-counter markets are not considered to be traded on a national stock exchange. Even if the Common Stock is quoted on an over-the-counter market, the delisting of the Common Stock from the NYSE could negatively impact the Company, as it will likely reduce the liquidity and market price of the Common Stock; reduce the number of investors willing to hold or acquire the Common Stock; negatively impact the Company’s ability to access equity markets and obtain financing; and impair the Company’s ability to provide equity incentives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: February 20, 2019	By:	/s/ Cameron W. George
Name: Cameron W. George
Title: Interim Chief Financial Officer